Calculation of Filing Fee Tables
F-3
Telix Pharmaceuticals Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each American Depositary Share representing one ordinary share of Telix Pharmaceuticals Limited), which have been registered on a separate registration statement on Form F-6 filed on October 17, 2024, File No. 333-282705. The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalization or similar transactions. b. The proposed maximum offering price per ordinary share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.iii.c. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act. c. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A